EXHIBIT 4.10
                                                                    ------------


THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF THE HOLDER SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) SUCH TRANSFER WOULD BE IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THERE IS NO AND THERE IS NOT EXPECTED TO BE A PUBLIC MARKET FOR THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF.


                              LOCATEPLUS.COM, INC.

                        CONVERTIBLE TERM PROMISSORY NOTE


MARCH 09, 2001                                                     US $10,000.00
BEVERLY, MASSACHUSETTS


SECTION 1.  TERMS OF NOTE: WARRANT.
            ----------------------

            1.1 NOTE. In consideration of the wire transfer to an account designated by LocatePLUS.com, Inc. (the "Company"), which the Company hereby acknowledges, and for other value received, the Company hereby promises to pay Marcia Margiotta, or her assigns (the "Holder"), the principal sum of Ten Thousand Dollars ($10,000.00) (the "Principal"), together with interest (as defined herein) on the unpaid balance (the "Indebtedness"). The Principal shall be due and payable at the Maturity (as defined herein), with payments of interest only on the Interest Installment Dates (as defined herein), unless all or the applicable fraction of the Indebtedness is converted into shares of Common Stock at the option of the Holder as set forth in Section 3.

            1.2 WARRANT. In further consideration of the above referenced wire transfer and advancement of funds, the Company hereby agrees to issue the Warrant (as defined herein).

SECTION 2.  DEFINITIONS.
            -----------

            The following underlined terms shall have the corresponding meanings set forth below.

            "Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

            "Change of Control" means a merger, consolidation, or share exchange or series of such transactions, the result of which causes the holders of the Company's equity on a fully diluted basis immediately prior to such transaction or transactions to hold less than 50% of the resulting or surviving entity's equity on a fully diluted basis after such transaction or transactions.

            "Common Stock" means shares of the Common Stock, par value $0.01, of LocatePLUS.com, Inc.

            "Company" includes LocatePlus.com, Inc., a Delaware corporation, and its successors.

            "Conversion" shall mean a conversion of all or a part of this Note into shares of Common Stock as set forth in Section 3.

            "Conversion Date" shall mean the date as of which the Holder gives notice to the Company of his election to convert this Note into Common Stock as set forth in Section 3.

            "Financing" means a $1,000,000 or greater equity or equity-equivalent financing of the Company by a third party.

            "Interest" means 12% per annum compound interest.

            "Interest Installment Dates" means March 31st, June 30th, September 30th, and December 31st of each year.

            "Maturity" means the first to occur of (i) 90 days from the execution of a term sheet relating to a Financing; provided that such Financing provides for the prompt payment of this Note as a use of proceeds from such Financing; (ii) 45 days from the execution of definitive documents relating to a Sale or a Change of Control; provided that such transaction or series of transactions include as a condition to closing the prompt payment of this Note; or (iii) the six month anniversary from the date of this Note.

            "Sale" means a sale of all or substantially all of the assets of the Company.

            "Warrant" refers to the right to a ten year detachable warrant to purchase 5,000 shares of the Company's Common Stock, which is exercisable in the event of a Financing or a sale, with an exercise price equal to $0.20 per share of the Common Stock.

SECTION 3.  CONVERSION.
            ----------

            3.1 ELECTIVE CONVERSION. At any time and from time to time, the Holder, at his option, may convert this Note (including both Principal and Interest installments) into Common Stock at the lower of (i) 75% of the fair market value of the Common Stock or Preferred Stock, as applicable, as determined with reference to s Sale, Change of Control, or Financing, or (ii) $0.20 per share, by notice to the Company as set forth herein.

            3.2 FRACTIONAL SHARES. No fractional shares of Capital Stock of the Company shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder be would otherwise be entitled, the Company shall pay cash equal to the amount that would have been applied to the purchase of such fractional share but for the application of the preceding sentence.

            3.3 MECHANICS OF CONVERSION. On or before the Conversion Date, the Holder shall surrender this Note for conversion at the price designated by the Company. In the event this Note is converted in part, a replacement not shall be issued therefore,. If required by the Company, the Note surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of surrender in form satisfactory to the Company duly executed by the registered Holder. The Company shall, as soon as practicable after the Conversion Date, issue and deliver to such Holder a certificate or certificates for the number of shares of the Common Stock to which such Holder shall be entitled, together with cash in lieu of any fraction of a share. Immediately upon the Conversion Date (whether or not this Note is surrendered), this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on such Conversion Date, except only the right of the Holder to receive the shares of Common Stock to which he is entitled as a result of the conversion on the Conversion Date.

SECTION 4.  DEFAULT.
            -------

            This Note and all amounts due hereunder shall become immediately due and payable in cash without notice or demand, at any time, upon the occurrence and during the continuation of any of the following events of default (individually, an "Event of Default" and collectively, "Events of Default"):

            (a) default in the payment when due of any principal or interest under this Note;

            (b) the liquidation, termination of existence, dissolution or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty days;

            (c) the institution against the Company of any proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty days of filing; or

            (d) the institution by the Company of any proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company of a composition of an assignment or trust mortgage for the benefit of creditors.

Upon the occurrence of an Event of Default, the full indebtedness of this Note shall be immediately due and payable, and Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.

SECTION 5.  SECURITIES LAW RESTRICTIONS ON TRANSFER OF COMMON STOCK.
            --------------------------------------------------------

            The shares of the capital stock of the Company into which the Note may be converted shall not be assigned, sold, pledged, transferred or otherwise disposed of except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

SECTION 6.  INVESTMENT INTENT.
            ------------------

            The Holder, by acceptance hereof, warrants and represents that (i) this Note and any security issuable upon conversion hereof, has been and will be acquired for investment only and not with a view to, or for sale in connection with, a distribution thereof and not with a view to their resale, (ii) the Holder is an accredited investor as that term is defined by the Securities Act of 1933, as amended, and the regulations promulgated thereunder; and (iii) that this Note and any security issuable upon conversion hereof has been and will be acquired for the Holder's own account and not with a view to their division among others, and that no other person has any direct or indirect beneficial interest in this Note or any security issuable upon conversion hereof.

SECTION 7.  NOTICES.
            --------

            All notices given hereunder shall be in writing and delivered in person, by recognized courier service, by postage prepaid certified or registered mail, return receipt requested, or by e-mail with confirmation of receipt and display. All notices intended for the Holder hereof shall be addressed to him as his last address as it shall then appear on the books of the Company. Al notices intended for the Company shall be addressed to it at 100 Cummings Center, Suite 235-M, Beverly, Massachusetts 01915. Said addresses may be changed by notice in accordance with this Section 7.

SECTION 8.  GOVERNING LAW.
            --------------

            This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and the parties agree to the exclusive jurisdiction and venue of federal and state courts sitting in Suffolk County, Massachusetts.

SECTION 9.  GENERAL
            ------

            9.1 Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective heirs, successors and permitted assigns.

            9.2 RECOURSE. Recourse under this Note shall be to the general unsecured assets of the Company only, and in no event to the officers, directors or stockholders of the Company.

            9.3 CHANGES. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

            9.4 RIGHTS RESERVED. No provisions of this Note and no right or option granted or conferred herein shall in any way limit, affect or abridge the exercise by the corporate right and power to issue securities, recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or transfer or encumber all or any part of its property or assets.

            9.5 EXPENSES. The Costs and expenses in enforcement and collection of this Note (including reasonable attorneys' fees), if any, shall be borne by the Company.






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




In witness whereof, this Note has been executed and delivered as a sealed instrument on the date first above written.

LOCATEPLUS.COM, INC.

                                      By:  /s/ Jon Latorella
                                           -------------------------------------
                                           Jon Latorella
                                           President and Chief Executive Officer



Accepted and Agreed:


/s/ Marcia Margiotta
--------------------
     Signature



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